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                                                                      EXHIBIT 21

                               BARNES GROUP INC.

                             LIST OF SUBSIDIARIES
                             --------------------

Operating Subsidiaries of the Company:
-------------------------------------

                                                             Jurisdiction of
          Name                                                Incorporation
          ----                                                -------------

Associated Spring-Asia PTE. LTD.                                 Singapore
Associated Spring do Brasil Ltda.                                Brazil
Associated Spring Mexico, S.A.                                   Mexico
Associated Spring SPEC Limited                                   United Kingdom
Associated Spring (Tianjin) Company, Limited                     China
Barnes Financing Delaware LLC                                    Delaware
Barnes Group (Bermuda) Limited                                   Bermuda
Barnes Group Canada Corp.                                        Canada
Barnes Group Holding B.V.                                        Netherlands
Barnes Sweden Holding Company AB                                 Sweden
Barnes Group (U.K.) Limited                                      United Kingdom
Barnes Group France S.A.                                         France
Curtis Industries of Canada Limited                              Canada
Curtis Industries (U.K.) Limited                                 United Kingdom
3031786 Nova Scotia Company                                      Canada
3032350 Nova Scotia Limited                                      Canada
Raymond Distribution (Ireland) Limited                           Ireland
Raymond Distribution-Mexico, S.A. de C.V.                        Mexico
Ressorts SPEC, SARL                                              France
Stromsholmen AB                                                  Sweden
The Wallace Barnes Company                                       Connecticut
Windsor Airmotive Asia PTE. LTD.                                 Singapore

          The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 12 of the 2000 Annual Report to Stockholders.